UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2012

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75,039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02.	Results of Operations and Financial Condition

On July 31, 2012, Pioneer Natural Resources Company (the "Company") issued the news release, with financial statements and schedules, a copy of which was attached as Exhibit 99.1 to the Company's Form 8-K furnished on August 1, 2012. Subsequently, the Company determined that the unaudited condensed consolidated balance sheets as of June 30, 2012, and December 31, 2011, furnished with the news release should be revised for the reclassification of deferred income taxes associated with the Company's unrealized current derivative net gains as of June 30, 2012, and December 31, 2011, respectively. These noncash revisions represent noncash adjustments to deferred income taxes attributable to derivative contracts that remained subject to market risk as of the applicable balance sheet date. Accordingly, the deferred income taxes attributable to these derivative contracts are subject to change until they settle in accordance with their terms. Furnished with this report as Exhibit 99.1 are the Company's unaudited condensed consolidated balance sheets as of June 30, 2012, and December 31, 2011, as so revised.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1 --	Unaudited Condensed Consolidated Balance Sheets as of June 30, 2012 and December 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated: August 6, 2012

EXHIBIT INDEX

PIONEER NATURAL RESOURCES COMPANY

EXHIBIT INDEX

Exhibit No.	Description

99.1(a)	Unaudited Condensed Consolidated Balance Sheets as of June 30, 2012, and December 31, 2011.

___________
(a) Furnished herewith.